Exhibit II

to

Schedule 13G

Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G dated August 10, 2022 in connection with their beneficial ownership of Stevanato Group S.p.A. Each of Threadneedle (Lux) Global Smaller Companies, TAM UK International Holdings Limited, Threadneedle Asset Management Oversight Limited, Ameriprise International Holdings GmbH, Threadneedle Asset Management Holdings Sarl, Threadneedle Holdings Limited, TAM UK Holdings Limited, Threadneedle Asset Management Holdings Limited, TC Financing Limited, Threadneedle Asset Management Limited and Threadneedle Investment Services Limited authorizes Ameriprise Financial, Inc. to execute the Schedule 13G to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.

By:	/s/ Michael Clarke
Name: Michael Clarke
Title: Vice President, Co-Head of Global Operations

Ameriprise International Holdings GmbH

By:	/s/ James R. Debuse
Name: James R. Debuse
Title: Director

TAM UK International Holdings Limited

Threadneedle Asset Management Oversight Limited

Threadneedle Asset Management Holdings Sarl

Threadneedle Holdings Limited

TAM UK Holdings Limited

Threadneedle Asset Management Holdings Limited

TC Financing Ltd

Threadneedle Asset Management Limited

Threadneedle Investment Services Limited

By Columbia Management Investment Advisers, LLC, as Attorney in Fact

By:	/s/ Michael Clarke
Name: Michael Clarke
Title: Vice President, Co-Head of Global Operations

Threadneedle (Lux) Global Smaller Companies Fund

By Columbia Management Investment Advisers, LLC, as Attorney in Fact

By:	/s/ Michael Clarke
Name: Michael Clarke
Title: Vice President, Co-Head of Global Operations